Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces First Quarter 2018 Results

Cable Access Drives Year Over Year Growth

SAN JOSE, California, April 30, 2018 - Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, today announced its unaudited results for the first quarter of 2018.

“We continue to execute on our strategic initiatives, evidenced by 17% year over year gross profit expansion,” said Patrick Harshman, president and chief executive officer of Harmonic. “Our CableOS program continues to gain momentum, delivering 37% sequential revenue growth and a major new Tier 1 customer contract. Our Video segment has been profitable for three consecutive quarters, as gross margin expanded to 57.5% in the current quarter, driven by our ongoing transition to software and SaaS.”

Q1 Financial and Business Highlights

•	GAAP revenue of $90.1 million, up 9% year over year; non-GAAP revenue of $90.2 million, up 8% year over year.

•	Cable Access segment revenue: GAAP $18.4 million; non-GAAP $18.5 million, up over 70% year over year.

•	Video segment operating profit: $2.0 million, up $7.7 million year over year.

•	Gross margin: GAAP 52.4% compared to 48.7% in the year ago period; non-GAAP 55.3% compared to 52.1% in the year ago period.

•	Record backlog and deferred revenue of $224.4 million, up 21.8% year over year.

•	New CableOS multi-year supply agreement worth over $50 million awarded by a Tier 1 international cable operator.

•	Surpassed 32,500 OTT channels deployed globally, up over 50% in past six months.
Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q1 2018	Q4 2017	Q1 2017	Q1 2018	Q4 2017	Q1 2017
	(in millions, except per share data)
Net revenue	$90.1	$101.0	$82.9	$90.2	$101.1	$83.5
Net loss	$(13.7)	$(11.8)	$(24.0)	$(1.1)	$(0.4)	$(11.2)
Diluted EPS	$(0.16)	$(0.14)	$(0.30)	$(0.01)	$ 0.00	$(0.14)

Other Financial Information				Q1 2018	Q4 2017	Q1 2017
				(in millions)
Bookings for the quarter				$102.6	$122.9	$82.1
Backlog and deferred revenue as of quarter end				$224.4	$224.4	$184.2
Cash as of quarter end				$52.0	$57.0	$55.3
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.

Q2 Financial Guidance and Outlook for 2018

GAAP Financial Guidance	Q2 2018		2018
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$88.0	$98.0	$375.0	$425.0
Video	$70.0	$76.0	$285.0	$315.0
Cable Access	$18.0	$22.0	$90.0	$110.0
Gross Margin %	50.5%	52.5%	48.5%	50.5%
Operating Expenses	$52.5	$54.5	$217.0	$225.0
Operating Income (Loss)	$(10.2)	$(1.2)	$(43.2)	$(2.2)
Tax Benefit (Expense)	$(0.7)	$(0.7)	$(2.8)	$(2.8)
EPS	$(0.17)	$(0.06)	$(0.69)	$(0.21)
Shares	85.4	85.4	86.0	86.0
Cash	$45.0	$55.0	$45.0	$55.0

Non-GAAP Financial Outlook	Q2 2018		2018
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$88.0	$98.0	$375.0	$425.0
Video	$70.0	$76.0	$285.0	$315.0
Cable Access	$18.0	$22.0	$90.0	$110.0
Gross Margin %	52.0%	54.0%	51.0%	52.0%
Operating Expenses	$49.0	$51.0	$197.0	$205.0
Operating Income (Loss)	$(5.0)	$4.0	$(15.0)	$26.0
Tax Rate	16%	16%	16%	16%
EPS	$(0.07)	$0.02	$(0.22)	$0.18
Shares	85.4	86.0	86.0	87.0
Cash	$45.0	$55.0	$45.0	$55.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Effective January 1, 2018, we adopted the new revenue recognition standard entitled Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). The 2018 Outlook reflects the effects of adopting this new accounting standard for 2018, with an expected net decrease in 2018 revenue of approximately $5 million and an increase in 2018 operating expense of approximately $1.0 million.

Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, April 30, 2018. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling 1.574.990.1032 or +1.800.240.9147 (passcode 6987705). A replay will be available after 4:30 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 6987705).

About Harmonic Inc.

Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables  media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The company has also revolutionized cable access networking via the industry's first virtualized CCAP solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers' homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating loss, GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate, non-GAAP EPS, share count and cash. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS™ product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2017, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The non-GAAP measures presented here are: revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
TVN acquisition- and integration-related costs - As a result of the Company’s acquisition of Thomson Video Networks (TVN) in February 2016, the Company incurred acquisition- and integration-related expenses, including legal, accounting and other professional services as well as integration-related costs that are not expected to generate future benefits once the integration is fully consummated. We exclude these transaction and integration expenses because we believe these expenses have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Inventory fair value adjustment - Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisitions. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Deferred revenue fair value adjustment - We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. In connection with our acquisitions, the acquired deferred revenue balances were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, limits the comparability of revenues between periods. We do not expect revenues generated from new contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments aids in the comparability between periods and in assessing our overall operating performance.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until final vesting, changes in the fair value of the warrant share will be marked to market and any adjustment as such will also be recorded in revenue. The change in fair value together with vested warrant shares are amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the fair value of the warrant shares in order to better understand the effects of these items on our total revenues and gross margin.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6 million in installments. $2.5 million was paid upfront in October 2017 and $1.5 million and $2.0 million will be paid in 2019 and 2020, respectively. Also, the Avid litigation costs of approximately $1.4 million and $0.7 million in the third and fourth fiscal quarter of 2017, respectively, were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.
CONTACTS:

Sanjay Kalra	Nicole Noutsios
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.510.315.1003

Harmonic Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	March 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$52,045	$57,024
Accounts receivable, net	74,760	69,844
Inventories	25,074	25,976
Prepaid expenses and other current assets	29,967	18,931
Total current assets	181,846	171,775
Property and equipment, net	27,703	29,265
Goodwill	243,805	242,827
Intangibles, net	19,233	21,279
Other long-term assets	43,647	42,913
Total assets	$516,234	$508,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,551	$7,610
Accounts payable	27,573	33,112
Income taxes payable	481	233
Deferred revenue	57,629	52,429
Accrued and other current liabilities	49,202	48,705
Total current liabilities	142,436	142,089
Convertible notes, long-term	110,201	108,748
Other debts and capital lease obligations, long-term	15,424	15,336
Income taxes payable, long-term	927	917
Other non-current liabilities	21,273	22,626
Total liabilities	290,261	289,716

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 85,194 and 82,554 shares issued and outstanding at March 30, 2018 and December 31, 2017, respectively	85	83
Additional paid-in capital	2,280,847	2,272,690
Accumulated deficit	(2,060,075)	(2,057,812)
Accumulated other comprehensive income	5,116	3,382
Total stockholders' equity	225,973	218,343
Total liabilities and stockholders' equity	$516,234	$508,059

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended
	March 30, 2018	March 31, 2017
Revenue:
Product	$55,374	$50,404
Service	34,753	32,539
Total net revenue	90,127	82,943
Cost of revenue:
Product	26,609	26,102
Service	16,335	16,433
Total cost of revenue	42,944	42,535
Gross profit	47,183	40,408
Operating expenses:
Research and development	23,457	24,882
Selling, general and administrative	31,163	34,631
Amortization of intangibles	804	774
Restructuring and related charges	1,086	1,279
Total operating expenses	56,510	61,566
Loss from operations	(9,327)	(21,158)
Interest expense, net	(2,757)	(2,590)
Other expense, net	(532)	(511)
Loss before income taxes	(12,616)	(24,259)
Provision for (benefit from) income taxes	1,078	(232)
Net loss	$(13,694)	$(24,027)
Net loss per share:
Basic and diluted	$(0.16)	$(0.30)
Shares used in per share calculation:
Basic and diluted	83,912	79,810

Harmonic Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended
	March 30, 2018	March 31, 2017
Cash flows from operating activities:
Net loss	$(13,694)	$(24,027)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangibles	2,099	2,069
Depreciation	3,456	3,599
Stock-based compensation	5,757	3,251
Amortization of discount on convertible debt	1,453	1,316
Amortization of non-cash warrant	111	416
Restructuring, asset impairment and loss on retirement of fixed assets	40	187
Foreign currency adjustments	835	182
Provision for excess and obsolete inventories	458	387
Allowance for doubtful accounts, returns and discounts	1,122	2,700
Other non-cash adjustments, net	132	72
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(5,925)	14,388
Inventories	424	942
Prepaid expenses and other assets	(6,511)	(3,151)
Accounts payable	(5,710)	(6,687)
Deferred revenue	10,009	5,435
Income taxes payable	253	6
Accrued and other liabilities	(933)	(4,181)
Net cash used in operating activities	(6,624)	(3,096)
Cash flows from investing activities:
Proceeds from maturities of investments	—	3,106
Proceeds from sale of investments	—	3,792
Purchases of property and equipment	(1,775)	(3,217)
Net cash provided by (used in) investing activities	(1,775)	3,681
Cash flows from financing activities:
Repayment of other debts and capital leases	(448)	(953)
Proceeds from common stock issued to employees	2,347	2,114
Payment of tax withholding obligations related to net share settlements of restricted stock units	—	(2,383)
Net cash provided by (used in) financing activities	1,899	(1,222)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	73	347
Net decrease in cash, cash equivalents and restricted cash	(6,427)	(290)
Cash, cash equivalents and restricted cash at beginning of period	58,757	57,420
Cash, cash equivalents and restricted cash at end of period	$52,330	$57,130

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same amounts presented in the Condensed Consolidated Statements of Cash Flows (in thousands):

	March 30, 2018	December 31, 2017
Cash and cash equivalents	$52,045	$57,024
Restricted cash included in prepaid expenses and other current assets	285	530
Restricted cash included in other long-term assets	—	1,203
Total cash, cash equivalents and restricted cash	$52,330	$58,757

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	March 30, 2018				December 31, 2017				March 31, 2017
	GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP		GAAP	Adjustments(1)	Non-GAAP
Product
Video Products	$47,412	$—	$47,412	53%	$59,882	$—	$59,882	59%	$45,518	$—	$45,518	55%
Cable Access	7,962	67	8,029	9%	6,106	50	6,156	6%	4,886	$191	5,077	6%
Services and Support	34,753	44	34,797	39%	34,986	65	35,051	35%	32,539	336	32,875	39%
Total	$90,127	$111	$90,238	100%	$100,974	$115	$101,089	100%	$82,943	$527	$83,470	100%

Geography
Americas	$48,856	$111	$48,967	54%	$44,563	$115	$44,678	44%	$37,906	$416	$38,322	46%
EMEA	23,202	—	23,202	26%	39,209	—	39,209	39%	25,439	111	25,550	31%
APAC	18,069	—	18,069	20%	17,202	—	17,202	17%	19,598		19,598	23%
Total	$90,127	$111	$90,238	100%	$100,974	$115	$101,089	100%	$82,943	$527	$83,470	100%

Market
Service Provider	$52,217	$111	$52,328	58%	$53,052	$115	$53,167	53%	$48,028	$416	$48,444	58%
Broadcast and Media	37,910	—	37,910	42%	47,922	—	47,922	47%	34,915	111	35,026	42%
Total	$90,127	$111	$90,238	100%	$100,974	$115	$101,089	100%	$82,943	$527	$83,470	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended March 30, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$71,748	$18,490	$90,238	$(111)	$90,127
Gross profit	41,226	8,640	49,866	(2,683)	47,183
Gross margin%	57.5%	46.7%	55.3%		52.4%
Operating income (loss)	1,995	(1,513)	482	(9,809)	(9,327)
Operating margin%	2.8%	(8.2)%	0.5%		(10.3)%
	Three months ended December 31, 2017
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$87,596	$13,493	$101,089	$(115)	$100,974
Gross profit	46,639	4,034	50,673	(2,101)	48,572
Gross margin%	53.2%	29.9%	50.1%		48.1%
Operating income (loss)	5,752	(4,192)	1,560	(9,651)	(8,091)
Operating margin%	6.6%	(31.1)%	1.5%		(8.0)%
	Three months ended March 31, 2017
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)	Consolidated GAAP Measures
Net revenue	$74,453	$9,017	$83,470	$(527)	$82,943
Gross profit	40,884	2,626	43,510	(3,102)	40,408
Gross margin%	54.9%	29.1%	52.1%		48.7%
Operating loss	(5,725)	(5,664)	(11,389)	(9,769)	(21,158)
Operating margin%	(7.7)%	(62.8)%	(13.6)%		(25.5)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended March 30, 2018
	Revenue	Gross Profit	Total Operating Expense	Income (loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$90,127	$47,183	$56,510	$(9,327)	$(3,289)	$(13,694)
Accounting impact related to warrant amortization	111	111	—	111	—	111
Stock-based compensation	—	515	(5,242)	5,757	—	5,757
Amortization of intangibles	—	1,295	(804)	2,099	—	2,099
Restructuring and related charges	—	762	(1,086)	1,848	—	1,848
Avid litigation settlement fees and associated legal fees	—	—	6	(6)	—	(6)
Non-cash interest expenses related to convertible notes	—	—	—	—	1,454	1,454
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,294
Total adjustments	111	2,683	(7,126)	9,809	1,454	12,557
Non-GAAP	$90,238	$49,866	$49,384	$482	$(1,835)	$(1,137)
As a % of revenue (GAAP)		52.4%	62.7%	(10.3)%	(3.6)%	(15.2)%
As a % of revenue (Non-GAAP)		55.3%	54.7%	0.5%	(2.0)%	(1.3)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.16)
Diluted net loss per share-Non-GAAP						$(0.01)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						83,912

	Three months ended December 31, 2017
	Revenue	Gross Profit	Total Operating Expense	Income (loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$100,974	$48,572	$56,663	$(8,091)	$(3,938)	$(11,845)
Accounting impact related to warrant amortization	115	115	—	115	—	115
Stock-based compensation	—	747	(4,756)	5,503	—	5,503
Amortization of intangibles	—	1,295	(795)	2,090	—	2,090
Restructuring and related charges	—	(56)	(1,223)	1,167	—	1,167
TVN acquisition- and integration-related costs	—	—	(84)	84	—	84
Avid litigation settlement fees	—	—	(692)	692	—	692
Loss on impairment of long-term investment	—	—	—	—	530	530
Non-cash interest expenses related to convertible notes	—	—	—	—	1,429	1,429
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(121)
Total adjustments	115	2,101	(7,550)	9,651	1,959	11,489
Non-GAAP	$101,089	$50,673	$49,113	$1,560	$(1,979)	$(356)
As a % of revenue (GAAP)		48.1%	56.1%	(8.0)%	(3.9)%	(11.7)%
As a % of revenue (Non-GAAP)		50.1%	48.6%	1.5%	(2.0)%	(0.4)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.14)
Diluted net loss per share-Non-GAAP						$0.00
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						82,014

	Three months ended March 31, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$82,943	$40,408	$61,566	$(21,158)	$(3,101)	$(24,027)
Cable Access inventory charge	—	(15)	—	(15)	—	(15)
Acquisition accounting impacts related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	416	416	—	416	—	416
Stock-based compensation	—	445	(2,806)	3,251	—	3,251
Amortization of intangibles	—	1,295	(774)	2,069	—	2,069
Restructuring and related charges	—	508	(1,279)	1,787	—	1,787
TVN acquisition-and integration-related costs	—	342	(1,808)	2,150	—	2,150
Non-cash interest expenses related to convertible notes	—	—	—	—	1,316	1,316
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,744
Total adjustments	$527	$3,102	$(6,667)	$9,769	$1,316	$12,829
Non-GAAP	$83,470	$43,510	$54,899	$(11,389)	$(1,785)	$(11,198)
As a % of revenue (GAAP)		48.7%	74.2%	(25.5)%	(3.7)%	(29.0)%
As a % of revenue (Non-GAAP)		52.1%	65.8%	(13.6)%	(2.1)%	(13.4)%

Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.30)
Diluted net loss per share-Non-GAAP						$(0.14)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						79,810

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Business Outlook
(In millions, except percentages and per share data)

	Q2 2018 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$88.0 to $98.0	$44.3 to $51.3	$52.5 to $54.5	$(10.2) to $(1.2)	$(3.3)	$(14.0) to $(5.0)
Stock-based compensation	—	0.3	(2.6)	2.9	—	2.9
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Restructuring and related charges	—	0.1	(0.1)	0.2	—	0.2
Non-cash interest expense related to convertible notes	—	—	—	—	1.5	1.5
Tax effect of non-GAAP adjustments	—	—	—	—	—	$0 to $1.5
Total adjustments	—	1.7	(3.5)	5.2	1.5	$6.7 to $8.2
Non-GAAP	$88.0 to $98.0	$46.0 to $53.0	$49.0 to $51.0	$(5.0) to $4.0	$(1.8)	$(5.8) to $1.7
As a % of revenue (GAAP)		50.5% to 52.5%	53.5% to 62%	(11.5)% to (1)%	(3.5)%	(16)% to (5)%
As a % of revenue (Non-GAAP)		52% to 54%	50% to 58%	(5.5)% to 4%	(2)%	(6.5)% to 1.5%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP					$(0.17) to $(0.06)
Diluted net (loss) income per share-Non-GAAP					$(0.07) to $0.02
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					85.4
Shares used to compute diluted net income per share:
Non-GAAP					86.0

	2018 Outlook
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$375.0 to $425.0	$184.8 to $216.8	$217.0 to $225.0	$(43.2) to $(2.2)	$(13.3)	$(59.3) to $(18.3)
Stock-based compensation	—	2.0	(15.4)	17.4	—	17.4
Amortization of intangibles	—	5.2	(3.2)	8.4	—	8.4
Restructuring and related charges	—	1.0	(1.4)	2.4	—	2.4
Non-cash interest expense related to convertible notes	—	—	—	—	6.1	6.1
Tax effect of non-GAAP adjustments	—	—	—	—	—	$0 to $6
Total adjustments	—	8.2	(20.0)	28.2	6.1	$34.3 to $40.3
Non-GAAP	$375.0 to $425.0	$190.0 to $223.0	$197.0 to $205.0	$(15.0) to $26.0	$(7.2)	$(19.0) to $16.0
As a % of revenue (GAAP)		48.5% to 50.5%	51% to 60%	(11.5)% to (0.5)%	(3)%	(15.5)% to (4)%
As a % of revenue (Non-GAAP)		51% to 52%	46.5% to 54.5%	(4)% to 6%	(2)%	(5)% to 4%
Diluted income (loss) per share:
Diluted net loss per share-GAAP					$(0.69) to $(0.21)
Diluted net (loss) income per share-Non-GAAP					$(0.22) to $0.18
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP					86.0
Shares used to compute diluted net income per share:
Non-GAAP					87.0